                                                                    Exhibit 99.2

Combined Financial Statements

National Healthcare Resources, Inc. and Affiliate

Year ended December 31, 2000

                National Healthcare Resources, Inc. and Affiliate

                          Combined Financial Statements


                          Year ended December 31, 2000



                                    Contents

Report of Independent Auditors ..................................  1

Combined Balance Sheet ..........................................  2
Combined Statement of Operations ................................  3
Combined Statement of Common Shareholders' Equity ...............  4
Combined Statement of Cash Flows ................................  5
Notes to Combined Financial Statements ..........................  6

                         Report of Independent Auditors

The Board of Directors and Shareholders
National Healthcare Resources, Inc. and Affiliate

We have audited the accompanying combined balance sheet of National Healthcare Resources, Inc. and Affiliate (the "Company") as of December 31, 2000, and the related combined statements of operations, common shareholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of National Healthcare Resources, Inc. and Affiliate at December 31, 2000, and the combined results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.

                                                           /s/ Ernst & Young LLP

Melville, New York

June 22, 2001

                National Healthcare Resources, Inc. and Affiliate

                             Combined Balance Sheet
                                December 31, 2000

Assets
Current assets:
  Cash                                                                                                              $   7,198,242
  Fees receivable, net of allowance for doubtful accounts of $1,815,000                                                20,767,534
  Prepaid expenses                                                                                                      1,484,291
  Income taxes receivable and prepaid income taxes                                                                      2,925,699
  Deferred income taxes                                                                                                   296,000
                                                                                                                    -------------
Total current assets                                                                                                   32,671,766
Fixed assets, net of accumulated depreciation and amortization                                                         17,477,743
Excess of purchase price over net tangible assets acquired, net of accumulated amortization of $6,622,000              80,361,283
Security deposits and other assets, net of accumulated amortization of $1,012,000                                         484,828
                                                                                                                    -------------
Total assets                                                                                                        $ 130,995,620
                                                                                                                    =============
Liabilities and shareholders' equity
Current liabilities:
  Due to the former holders of Class D stock                                                                        $   3,800,000
  Accounts payable                                                                                                      2,149,640
  Physician fees payable                                                                                                2,378,229
  Provider network payable                                                                                              2,655,782
  Payroll and related liabilities                                                                                       1,877,980
  Insurance claims payable                                                                                                978,809
  Accrued expenses                                                                                                      2,857,871
  Other liabilities                                                                                                        43,308
  Interest payable                                                                                                        575,004
                                                                                                                    -------------
Total current liabilities                                                                                              17,316,623
Deferred income taxes                                                                                                   4,284,000
Long-term debt                                                                                                         56,983,968
Other liabilities                                                                                                       1,099,350
Fair value of interest rate derivative (Note 2)                                                                         1,039,646
Commitments and contingencies (Notes 6 and 11)
Redeemable common stock: (Note 2)
  Class A convertible, redeemable common stock, $.01 par value, 125,000 shares authorized, issued
    and outstanding (liquidation preference of $12,500,000)                                                            12,442,775
  Class B convertible, redeemable common stock, $.01 par value, 70,000 shares
    authorized, issued and outstanding (liquidation preference of $7,000,000)                                           6,981,281
  Class C nonvoting, redeemable common stock, $.01 par value, 50,000 shares authorized,
    issued and outstanding (liquidation preference of $6,958,348)                                                       5,862,581
  Class E convertible, redeemable common stock, $.01 par value, 210,000 shares authorized, 183,228
    shares issued and outstanding (liquidation preference of $18,322,800)                                              18,199,366
  Class F convertible, redeemable nonvoting common stock, $.01 par value, 210,000 shares authorized,
     26,772 shares issued and outstanding (liquidation preference of $2,677,200)                                        2,659,243
Common shareholders' equity:
  Common stock, $.01 par value; 20,000,000 shares authorized, 4,208,732 shares issued and outstanding in 2000              42,087
  Nonvoting common stock, $.01 par value, 3,474,286 shares authorized, no shares issued and outstanding                        --
  Common stock, no par value, 200 shares authorized, 1 share issued and outstanding                                            10
  Additional paid-in capital                                                                                           10,609,608
  Accumulated deficit                                                                                                  (6,524,918)
                                                                                                                    -------------
Total common shareholders' equity                                                                                       4,126,787
                                                                                                                    -------------
Total liabilities and common shareholders' equity                                                                   $ 130,995,620
                                                                                                                    =============

See accompanying notes

                National Healthcare Resources, Inc. and Affiliate

                        Combined Statement of Operations
                          Year ended December 31, 2000

Revenues
Professional services                                                           $  75,061,799
Claims management                                                                  52,276,461
Provider networks                                                                  14,100,729
                                                                                -------------
Total revenues                                                                    141,438,989

Operating expenses
Cost of services                                                                   63,956,875
Salaries and benefits                                                              32,372,403
Outside services                                                                    1,000,154
Other operating expenses                                                           16,851,575
Selling and administrative expenses                                                11,254,478
Technology initiative                                                               3,458,243
Depreciation and amortization of fixed assets                                       4,550,944
Amortization of intangible assets                                                   2,483,045
                                                                                -------------
Total operating expenses                                                          135,927,717
                                                                                -------------

                                                                                    5,511,272
Other income (expense):
  Interest income                                                                     334,835
  Interest expense                                                                 (4,898,767)
  Loss on change in fair value of interest rate derivative                         (1,039,646)
                                                                                -------------
Net other expense                                                                  (5,603,578)
                                                                                -------------

Loss before provision for income taxes                                                (92,306)
Provision for income taxes                                                            455,000
                                                                                -------------
Net loss                                                                             (547,306)

Accretion of Class A common stock to redemption value                                  12,717
Accretion of Class B common stock to redemption value                                   3,404
Accretion of Class C common stock to redemption value                                 150,730
Accretion of Class D common stock to redemption value                                 194,495
Accretion of Class E common stock to redemption value                                  47,781
Accretion of Class F common stock to redemption value                                   6,950
Class C common stock dividends                                                        500,004
                                                                                -------------
Net loss applicable to common shareholders                                      $  (1,463,387)
                                                                                =============

See accompanying notes.

                National Healthcare Resources, Inc. and Affiliate

                Combined Statement of Common Shareholders' Equity
                          Year ended December 31, 2000

                                                                            NHRMS Common   Additional
                                                                   Common      Common        Paid-in     Accumulated
                                                                    stock       stock        Capital       deficit        Total
                                                              ----------------------------------------------------------------------
Balance at December 31, 1999                                      $  39,692     $  10     $   8,935,587  $(5,061,531) $  3,913,758
Issuance of 64,885 common shares--voting in connection with
   the purchase of Resolve Rehabilitation Consulting, Inc.
                                                                        649         -           453,546            -       454,195
Issuance of 174,603 common shares--voting in connection with
   the purchase of Claim Resolution Technologies, Inc.                1,746         -         1,220,475            -     1,222,221
Net loss applicable to common shareholders for the
   year ended December 31, 2000                                           -         -                 -   (1,463,387)   (1,463,387)
                                                              ----------------------------------------------------------------------
Balance at December 31, 2000                                      $  42,087     $  10     $  10,609,608  $(6,524,918) $  4,126,787
                                                              ======================================================================


See accompanying notes.

                National Healthcare Resources, Inc. and Affiliate

                        Combined Statement of Cash Flows
                          Year ended December 31, 2000

Cash flow from operating activities
Net loss                                                                $     (547,306)
Adjustments to reconcile net loss to cash flows provided by
 operating activities:
   Loss on change in fair value of interest rate derivative                  1,039,646
   Depreciation and amortization                                             6,747,524
   Amortization of deferred financing cost                                     286,465
   Provision for doubtful accounts                                             525,243
   Provision for deferred income taxes                                       2,648,521
   Changes in operating assets and liabilities, net of effects of acquisitions:
     Fees receivable                                                        (4,292,171)
     Prepaid expenses                                                         (793,032)
     Income taxes receivable and prepaid income taxes                       (2,887,863)
     Accounts payable and accrued liabilities                                 (422,022)
     Other liabilities                                                         476,064
     Interest payable                                                           97,027
                                                                        ----------------
Cash flows provided by operating activities                                  2,878,096

Cash flow from investing activities
Purchase of Baseline, Resolve and CRT                                       (2,990,410)
Payments of notes payable in connection with acquisition                      (214,207)
Fixed assets purchased                                                     (10,194,676)
Other assets                                                                    29,385
                                                                        ----------------
Cash flows used in investing activities                                    (13,369,908)

Cash flow from financing activities
Proceeds from note payable to bank                                           8,000,000
Payment of long-term obligations                                              (173,622)
                                                                        ----------------
Cash flows provided by financing activities                                  7,826,378
                                                                        ----------------

Decrease in cash                                                            (2,665,434)
Cash at beginning of year                                                    9,863,676
                                                                        ----------------
Cash at end of year                                                     $    7,198,242
                                                                        ================

Supplemental disclosure of cash flow information
Cash paid for income taxes, net of refunds received                     $      828,000
                                                                        ================
Cash paid for interest                                                  $    4,770,000
                                                                        ================


See accompanying notes.

               National Healthcare Resources, Inc. and Affiliate

                     Notes to Combined Financial Statements

                                December 31, 2000

1.   Description of Business

Organization and Basis of Presentation

National Healthcare Resources, Inc. ("NHR" or the "Company"), is a leading provider of outsourced claims management services to payers of workers' compensation, automobile-related injury insurance, and disability insurance claims. The Company offers a model for managing the cost and care resulting from work-related injuries, automobile accidents, and general health-related events that cause absence in the workplace. Claims adjusters (typically working within insurance carriers and third party administrators) access these services to facilitate the recovery of the injured person, expedite the injured person's return to work, and control the costs associated with the claim. The services the Company provides are to facilitate an employee's return to work following a work place injury or expedited recovery after an automobile injury. As a result, the Company is able to assist insurance companies and self-insured corporations to manage their all-in workers' compensation and automobile-related injury insurance claim costs.

NHR provides independent medical examinations in New York through NHR Medical Services, P.C. ("NHRMS") in compliance with State Department of Health regulations. NHRMS is owned by several physicians who act as medical advisors to NHR and hold stock options on NHR's common shares.

The combined financial statements include the accounts of NHR and its subsidiaries, all of which are wholly-owned, and the accounts of NHRMS (collectively, the "Company"). NHR manages all business affairs of NHRMS under a management agreement dated February 1, 1994, as amended, which provides NHR with a continuing security interest in all assets of NHRMS. During 1998, NHRMS extended the term of the management agreement to January 1, 2009, with a further ten-year extension at either parties' option. All significant intercompany balances and transactions have been eliminated in combination.

Concentrations of Credit Risk

Revenues from one customer aggregated approximately $34 million in 2000.

Accounts receivable consists primarily of amounts due from insurance companies. The customer referred to above represents approximately 15% of the Company's accounts receivable at December 31, 2000.

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash, trade receivables and interest rate derivatives. The Company places its cash and cash equivalents with high quality financial institutions. Substantially all cash and cash equivalents are held at two financial institutions at December 31, 2000.

The Company performs periodic credit evaluations of its customers' financial condition and generally does not require collateral. Receivables generally are due within 30 days. Credit losses relating to customers have been consistently within management's expectations.

The Company does not believe there is significant risk of non-performance by the counterparty to the interest rate derivative because the counterparty is a financial institution of high credit standing.

2.   Significant Accounting Policies

Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less at the date of purchase to be cash equivalents.

               National Healthcare Resources, Inc. and Affiliate

Revenue Recognition

Fee revenue for professional services is recognized when the physician has performed the contracted service and prepared a report to the customer. The corresponding liability to pay the physician for such services is also recognized at that time. Fee revenue for claims management is recognized when provided. Fee revenue for provider networks is recognized when service has been provided.

Fixed Assets

Fixed assets are recorded at cost and are depreciated over the estimated useful lives of the assets (three to seven years) using the straight-line method, except for leasehold improvements which are amortized over the useful life of the asset or the life of the lease, whichever is shorter.

Fair Value of Financial Instruments

The recorded amounts of the Company's cash and cash equivalents, accounts receivable, accounts payable, and accrued liabilities approximate their fair values principally because of the short-term nature of these items. The fair value of the Company's long-term debt obligations are estimated based on the current rates offered to the Company for obligations of similar terms and maturities. Under this method the Company's fair value of long-term debt obligations was not significantly different than the carrying value at December 31, 2000.

Excess of Purchase Price over Net Tangible Assets Acquired and Amortization

The excess of purchase price over net tangible assets acquired is amortized on a straight-line basis over 40 years.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the combined financial statements and accompanying notes. Actual results could differ from those estimates.

Income Taxes

Income taxes are determined under the liability method as required by Statement of Financial Accounting Standard ("SFAS") No. 109, "Accounting for Income Taxes." Under SFAS No. 109, deferred tax assets and liabilities are determined based upon differences between financial reporting and the income tax basis of assets and liabilities.

Impairment of Long-Lived Assets

The Company complies with SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." SFAS No. 121 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. SFAS No. 121 also addresses the accounting for long-lived assets that are expected to be disposed.

Stock-Based Compensation

The Company follows the provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." The standard defines a fair value method of accounting for the issuance of stock options and other equity instruments. Under the fair value method, compensation cost is measured at the grant date based on the fair value of the award and is recognized over the service period, which is usually the vesting period.

Pursuant to SFAS No. 123, companies are encouraged, but are not required, to adopt the fair value method of accounting for employee stock-based transactions. Companies are also permitted to continue to account for such

               National Healthcare Resources, Inc. and Affiliate transactions under APB Opinion No. 25, "Accounting for Stock Issued to Employees," but would be required to disclose in a note to the financial statements pro forma net income as if the Company had applied the new method of accounting. The Company has elected to continue to account for such transactions under APB No. 25 and provide the necessary pro forma information required under SFAS No. 123.

Capitalized Software and Web Site Development Costs

The Company follows the provisions of Statement of Position ("SOP") 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" and Emerging Issues Task Force ("EITF") 00-2, "Accounting for Web Site Development Costs." The SOP and EITF require capitalization of certain costs incurred in connection with developing or obtaining internal use software and web site development costs. The Company capitalized approximately $5,141,000 of such costs during 2000.

Technology Initiative

The Company commenced a technology initiative in 2000 to create a proprietary web-based technology platform on which the Company intends to operate its integrated services program. Product research and design expenses which are required to be expensed in accordance with SOP 98-1 and EITF 00-2, are presented in the accompanying combined statements of operations under the classification "technology initiative".

Recent Accounting Developments

Derivative Instruments and Hedging Activities

In June 1998, the Financial Accounting Standards Board ("FASB") issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", as amended, which is required to be adopted for all fiscal years beginning after June 15, 2000. SFAS No. 133 will require the Company to recognize all derivatives on the balance sheet at fair value.

If the derivative is a hedge that is eligible for special accounting, depending on the nature of the hedge, changes in the fair value of derivatives will either be offset against the change in fair value of the hedged assets, liabilities, or firm commitments through earnings or recognized in other comprehensive income until the hedged item is recognized in earnings. The ineffective portion of a derivative's change in fair value will be immediately recognized in earnings.

Currently, the Company's only exposure to derivatives are interest rate swap transactions (see Note 7) which are currently recorded at fair value with any change recognized in earnings. Therefore, the Company does not believe that SFAS No. 133 will have a significant impact on the earnings and financial position of the Company. The Company will adopt the Statement as required for the year ending December 31, 2001.

Business Combinations and Intangible Assets

In June 2001, the Financial Accounting Standards Board issued SFAS No. 141, Business Combinations, and No. 142, Goodwill and Other Intangible Assets, effective for fiscal years beginning after December 15, 2001. Under the new rules, goodwill and intangible assets deemed to have indefinite lives will no longer be amortized but will be subject to annual impairment tests in accordance with the Statements. Other intangible assets will continue to be amortized over their useful lives.

The Company will apply the new rules on accounting for goodwill and other intangible assets beginning in the first quarter of 2002. During 2002, the Company will perform the first of the required impairment tests of goodwill and indefinite lived intangible assets as of January 1, 2002 and has not yet determined what the effect of these tests will be on the earnings and financial position of the Company.

3.   Shareholders' Equity

Capital Stock

In two stages (July 31, 1998 and August 27, 1998), the Company sold a total of 60,095 shares of Class E convertible, redeemable common ("Class E") stock for $100 per share. Class E stock is convertible into common stock at a conversion price of $8 per share. If at any time NHR completes a firm commitment underwritten public offering in which gross proceeds to the Company are at least $40,000,000, NHR will convert the outstanding shares of Class E stock at a conversion price of $9.50 per share to common stock. Class E stock outstanding at January 15, 2005 or earlier upon the election of the shareholder in the event there has been a "Qualifying merger or Asset Sale" (as defined) is subject to a mandatory redemption. Shares of Class E stock will be redeemed at $100 per share, plus any accrued but unpaid dividends. The Class E stock includes a liquidation preference whereby, upon liquidation, dissolution or winding up of NHR, holders of such stock are entitled to $100 per share, plus any accrued but unpaid dividends. Holders of the Class E stock are entitled to one vote of each share of common stock into which the Class E stock is convertible.

In two stages (July 31, 1998 and August 27, 1998), the Company sold a total of 149,905 shares of Class F Nonvoting convertible, redeemable common ("Class F") for $100 per share. Class F stock is convertible into Class E common stock on a share-for-share basis or nonvoting common stock at a conversion price of $8 per share. If at any time NHR completes a firm commitment underwritten public offering in which gross proceeds to the Company are at least $40,000,000, NHR will convert the outstanding shares of Class F stock at a conversion price of $9.50 per share to common stock. Class F stock outstanding at January 15, 2005 or earlier upon the election of the shareholder in the event there has been a "Qualifying merger or Asset Sale" (as defined) is subject to a mandatory redemption. Shares of Class F stock will be redeemed at $100 per share, plus any accrued but unpaid dividends. The Class F stock includes a liquidation preference whereby, upon liquidation, dissolution or winding up of NHR, holders of such stock are entitled to $100 per share, plus any accrued but unpaid dividends.

During August 1999, certain shareholders of the Class F stock converted 123,133 shares into Class E stock on a share-for-share basis.

In two stages (July 31, 1998 and August 27, 1998), the Company sold a total 489,372 shares of nonvoting common stock for $7 per share. Holders of the nonvoting common stock have the right to convert to shares of common stock on a share-for-share basis. The Company also sold 113,620 shares of common stock for $7 per share in 1998.

During August 1999, the shareholders of the nonvoting common stock converted the shares into common stock, from the treasury, on a share-for-share basis.

On August 20, 1998, the Company purchased 849,286 shares of its common stock for $7 per share (the "Treasury Shares"). Subsequently, the Company sold 246,294 Treasury Shares for $7.00 per share and issued 212,719 in connection with the additional consideration related to the MedFacts, Ltd. acquisition (see Note 9).

During January and April 1999, the Company issued 82,222 and 168,889 Treasury Shares, respectively, in connection with the acquisition of Ellis and Associates, Inc. and Resolve Rehabilitation Consulting, Inc., respectively (see
Note 9).

On January 28, 1997, the Company sold a total of 50,000 shares of Class C nonvoting redeemable common ("Class C") stock for $100 per share, to existing shareholders. Each share of Class C stock has 14 shares of NHR's common stock attached. Holders of the Class C stock are entitled to a $10 per share annual dividend. If at any time, prior to January 15, 2007, NHR completes a firm commitment underwritten public offering in which gross proceeds to the Company are at least $40,000,000, NHR will redeem that number of outstanding shares of Class C stock, which shall have an aggregate liquidation preference equal to 25% of the gross proceeds of the public offering. Class C stock outstanding at January 15, 2007 is subject to a mandatory redemption. Shares of Class C stock will be redeemed at $100 per share, plus any accrued but unpaid dividends. The Class C stock includes a liquidation preference whereby, upon liquidation, dissolution or winding up of NHR, holders of such stock are entitled to $100 per share, plus any accrued but unpaid dividends.

On October 30, 1997, the Company issued 38,314 shares of Class D convertible, redeemable common ("Class D") stock valued at $79 per share. Class D stock is convertible into common stock at a rate of one share of Class D stock for approximately 11.1 shares of common stock. Class D stock outstanding at October 31, 2000 is subject to redemption at the option of the holder if the common stock is not traded publicly or if the price has never exceeded $9 per share. The Class D stock includes a liquidation preference whereby, upon liquidation, dissolution or winding up of NHR, holders of such stock are entitled to $100 per share, plus any accrued but unpaid dividends. Holders of the Class D stock are entitled to one vote for each share of common stock into which the Class D stock is convertible.

On November 1, 2000, the holders of the Class D stock issued a notice to the Company requesting the redemption of all of the outstanding shares of Class D for a total redemption price of $3,800,000 in accordance with the provisions of the Class D stock with a due date within sixty days subsequent to the redemption date or January 2, 2001. On January 12, 2001, the Company entered into an agreement with the holders of the Class D stock for the payment of $3,800,000. On the date of the agreement, $1,900,000 was paid to holders with the remaining $1,900,000 to be paid in five equal installments of $380,000 on the last day of each month beginning February 28, 2001 plus interest of 12% per annum. The amount due of $3,800,000 has been classified as a current liability at December 31, 2000 in the accompanying combined balance sheets.

On January 29, 1996, the Company authorized and sold an additional 5,000 shares of Class A convertible, redeemable common ("Class A") stock for $500,000. Class A stock is convertible into common stock at a rate of one share of Class A stock for approximately 27.8 shares of common stock. The Class A stock automatically converts in the event of a "Qualified Public Offering" (as defined) and is subject to a mandatory redemption on July 15, 2005 at a price equal to $100 per share plus accrued but unpaid dividends. Additionally, the Class A stock includes a liquidation preference whereby, upon liquidation, dissolution or winding up of NHR, holders of such stock are entitled to $100 per share, plus any accrued but unpaid dividends. Holders of Class A stock are entitled to three-tenths of a vote for each share of common stock into which the Class A stock is convertible.

On June 30, 1996, NHR authorized and issued 70,000 shares of Class B convertible, redeemable common ("Class B") stock, at $100 per share. This stock was sold to existing common and Class A stockholders of record as of that date and converts into common stock at a rate of one share of Class B stock to 16 shares of common stock. The Class B stock automatically converts in the event of a "Qualified Public Offering" (as defined) and is subject to a mandatory redemption on July 15, 2006 at a price equal to $100 per share of Class B stock plus accrued but unpaid dividends. Additionally, the Class B stock includes a liquidation preference whereby, upon liquidation, dissolution or winding up of NHR, holders of such stock are entitled to $100 per share, plus any accrued but unpaid dividends. Holders of the Class B stock are entitled to one vote for each share of common stock into which the Class B is convertible.

Classes A, B, D, E and F stock do not accrue dividends at a fixed rate; however, if the Company declares dividends on its common stock, it must declare dividends on the Class A, B, D, E and F stock equal to the dividends each class would receive if converted to common stock. There were no dividends declared in 2000, and there are no dividends in arrears at December 31, 2000 for Classes A, B, D, E and F common stock.

Maturities of redeemable common stock are as follows:

                     Year ending December 31:
                      2005                      $    33,500,000
                      Thereafter                     12,917,173
                                               -------------------
                                                $    46,417,173
                                               ===================



Stock Option Plan

The Company's 1995 Stock Option Plan has authorized the grant of qualified and nonqualified stock options to employees and directors for up to 5,700,000 shares, as amended in 2000, of the Company's common stock. All options granted during 2000 are exercisable for a period of up to ten years from the date of the grant at an exercise price not less than the fair market value of the stock on the date of the grant, and vest ratably over a period of three to five years of continued employment.

Pro forma information regarding net income and earnings per share is required by SFAS No. 123, and has been determined as if the Company had accounted for its employee stock options granted under the fair value method of that Statement. The fair value for these options was estimated at the date of grant using a Black-Scholes value option pricing model with the following weighted-average assumptions for 2000: a risk-free interest rate of 6.3%; no dividend yield; a volatility factor of the expected market price of the Company's stock of 44.4%; and an weighted-average expected life of six years.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. For the year ended December 31, 2000, pro forma net loss applicable to common shareholders was $7,500,387.

A summary of the Company's stock option activity, and related information for the year ended December 31, 2000 is as follows:

                                                                  Weighted-
                                                                   Average
                                               Options (000)    Exercise Price
                                             -----------------------------------

      Outstanding--beginning of year                1,411          $ 6.54
      Granted                                       3,707           10.20
      Cancelled                                      (160)           5.14
      Exercised                                         -               -
                                             ----------------
      Outstanding--end of year                      4,958            9.32
                                             ================

      Exercisable at end of year                      852          $ 6.26


The following summarizes information about stock options issued during 2000:

                                                Weighted-         Weighted-
                                                 Average           Average
                                                Fair Value      Exercise Price
                                             -----------------------------------


      Exercise price of the stock option is:        $3.98          $ 6.00
         Less than the fair value                    3.67            7.00
         Equal to the fair value                     2.60           11.90
         Greater than the fair value

The following summarizes information about stock options outstanding and exercisable as of December 31, 2000:

                      Options Outstanding                              Options Exercisable
    ------------------------------------------------------  ------------------------------------------
                                              Weighted-
          Number                               Average            Number
      Outstanding at                          Remaining       Outstanding at          Weighted-
         December            Range of        Contractual         December              Average
      31, 2000 (000)      Exercise Price        Life          31, 2000 (000)        Exercise Price
    --------------------------------------------------------------------------------------------------
            251               $ 3.60            4.2                 235                  3.60
          2,326            $6.00 - 9.00         8.5                 617                  7.27
          2,381               $12.00            9.4                   -                     -
    ----------------                                          --------------
          4,958                                                     852
    ================                                          ==============

In conjunction with the Company's credit facility, the Company issued to the Bank a warrant to purchase 92,591 shares of common stock at $6.25 per share during 1996. The warrant expires July 2006 and may be exercised in whole or in part at any time prior to expiration.

Shares of common stock reserved for future issuance as of December 31, 2000 are as follows:

            Stock options                                    5,670,000
            Class A stock conversion                         3,475,000
            Class B stock conversion                         1,120,000
            Class E stock conversion                         2,290,350
            Class F stock conversion                           334,650
            Warrant issued to the Bank                          92,591
                                                        --------------
                                                            12,982,591
                                                        ==============

4.   Fixed Assets

Fixed assets consist of the following at December 31, 2000:

            Computer software                           $   10,034,866
            Office furniture                                 3,348,277
            Computer equipment                              10,760,814
            Telephone equipment                              1,378,509
            Leasehold improvements                             927,974
            Vehicles                                           183,068
                                                        --------------
                                                            26,633,508
            Less accumulated depreciation and
               amortization                                  9,155,765
                                                        --------------
            Net fixed assets                            $   17,477,743
                                                        ==============

5. Income Taxes

The provision for income taxes for the year ended December 31, 2000 is as follows:

               Current:
                  Federal                                           $(1,681,000)
                  State and local                                      (513,000)
                                                                    -----------
                                                                     (2,194,000)

               Deferred:
                  Federal                                             1,984,000
                  State and local                                       665,000
                                                                    -----------
                                                                      2,649,000
                                                                    -----------
                                                                    $   455,000
                                                                    ===========

The following is a reconciliation of income tax computed at the Federal statutory rate to the provision for taxes for the year ended December 31, 2000:

                                                                    Amount          Percent
                                                              --------------------------------
     Tax benefit computed at Federal statutory rate             $ (31,000)            (34%)

     State tax expense, net of Federal benefit                     64,000              69%

     Expenses not deductible for income tax purposes:
        Amortization of excess of purchase price over net
          tangible assets acquired and other                      422,000             458%
                                                              --------------------------------
                                                                $ 455,000             493%
                                                              ================================

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities as of December 31, 2000 are approximately as follows:

          Deferred tax assets:
             Accounts receivable reserve                              $  328,000
             Deferred rent                                                46,000
             Other                                                        64,000
             Fair value of interest rate derivative                      416,000
                                                                      ----------
          Total deferred tax assets                                      854,000
                                                                      ----------
          Deferred tax liabilities:
             Amortization                                              2,080,000
             Cash basis to accrual basis                                  38,000
             Depreciation                                                257,000
             Capitalized software                                      2,427,000
             Other                                                        40,000
                                                                      ----------
          Total deferred tax liabilities                               4,842,000
                                                                      ----------
          Net deferred tax liability                                  $3,988,000
                                                                      ==========

6.   Operating Lease Obligations

The Company leases equipment ranging in terms from one to five years, the last to expire in December 2002. Equipment rental expense approximated $841,000 and $613,000 for 2000 and 1999, respectively.

The Company leases office space in the states in which it operates. The remaining lease terms for these locations range from one month to 11 years, the last expiring in May 2012. Certain leases contain renewal options. Increases in real estate taxes and operating costs are built into annual rent escalations. Rent expense, excluding equipment rental, recorded on a straight-line basis over the full terms of the leases was approximately $5,959,000 for 2000.

Future minimum lease payments under the above leases, excluding real estate taxes and operating cost escalations, are as follows:

              Year ending December 31:
               2001                                                  $ 5,522,000
               2002                                                    4,863,000
               2003                                                    3,611,000
               2004                                                    2,826,000
               2005                                                    2,582,000
               Thereafter                                             11,012,000
                                                                     -----------
              Total minimum lease payments                           $30,416,000
                                                                     ===========

7.   Debt

Revolving Credit Facility

The Company has a Revolving Credit Facility, as amended, (the "Facility"), with four financial institutions under which it has $86,000,000 available as of December 31, 2000. The Facility, at the election of the Company bears interest at the LIBOR rate or the higher of the bank's prime rate or .5% above the federal funds rate, plus the applicable margin based on a financial ratio. The interest ranged from 7.687% to 9.125% during 2000 and 7.0% to 8.14% during 1999. The Facility requires periodic interest only payments and was due to expire on September 30, 2001. The Facility requires the Company to pay a service fee on the unused portion of the total balance at a rate based on a financial ratio. The Facility is secured by all assets of the Company. The Company is required to maintain certain defined financial ratios.

In connection with prior amendments, the Company was required to pay a facility fee of $155,000. This facility fee was recorded as a deferred financing cost and is included in other assets in the accompanying balance sheets. The asset is being amortized over the remaining life of the Facility.

In June 2000, the Company entered into a three-year interest rate swap with a bank to exchange floating rate for fixed rate interest payments between 6.5% and 8.0% to hedge against interest rate changes on $23,583,968 of the Company's outstanding balance under its Facility. The Company provides protection to meet actual exposures and does not speculate in derivatives. If the variable rate falls between 6.5% - 8.0%, interest is charged at the variable rate. If the variable rate falls below 6.5%, the Company pays the spread and if the variable rate exceeds 8.0%, the bank pays the spread. The net effect of the spread is reflected as an adjustment to interest expense in the period incurred. The other party to the interest rate swap agreement exposes the Company to credit loss in the event of nonperformance, although the Company does not anticipate such nonperformance. At the end of the three-year term, the other party to the interest rate swap agreement has the option, for one day, to fix the interest rate at 7.11% for an additional two years. At December 31, 2000, the Company has recorded a liability for the fair value of the interest rate derivative of $1,039,646 and a loss on the change in the fair value of the interest rate derivative of $1,039,646 in the accompanying statement of operations.

As of December 31, 2000, $56,983,968 was outstanding under the Facility. In addition, as of December 31, 2000 and 1999, letters of credit amounting to approximately $1,185,000 were outstanding which relate to security deposits on operating leases. The landlords may draw upon the letter of credit if a default has occurred, as defined in the leases. The letters of credit are for one year and automatically renew each year of the lease terms. The letters of credit bear interest at 2.375%.

On May 31, 2001, the Facility was further amended to reduce the amount available under the Facility, change the financial ratio covenants, extend the Maturity date and modify the repayment terms. The amount currently available under the Facility which includes the revolving loans and letters of credit is $61,000,000. The maturity date was extended to March 31, 2002. Under the amended repayment terms, if the Company receives gross cash proceeds from the issuance of any debt or equity securities of less than $25,000,000, the Company shall prepay the revolving loans such that the Facility shall be permanently reduced to $50,000,000. If the Company receives gross cash proceeds from the issuance of any debt or equity securities of $25,000,000 or more, the Company shall prepay the revolving loans such that the Facility shall be permanently reduced to $48,000,000.

8.   Defined Contribution Plan

The Company sponsors a defined contribution 401(k) savings plan, (the "Plan"). The Plan covers all employees who at the beginning of any quarter, have completed one year of service and are at least 21 years of age. Company contributions to the plan are at the discretion of management. Participants may make voluntary contributions to the plan up to 15% of their compensation.

The Company's matching contributions amounted to approximately $628,000 for the year ended December 31, 2000.

9.   Acquisitions

On April 1, 1999, the Company acquired the assets and assumed certain liabilities of Resolve Rehabilitation Consulting, Inc. ("Resolve") located in Owings Mills, Maryland. Resolve services a customer base in Maryland, Washington D.C., Virginia, North and South Carolina, Tennessee and Georgia. The purchase price, including acquisition costs, was $2,455,000 in cash plus 168,889 shares of $.01 par value common stock, valued at approximately $1,182,000. The excess of cost over the net assets acquired amounted to approximately $3,465,000. The purchase agreement provides for additional consideration to be paid by the Company if certain profitability goals are met. The value of any subsequently issued shares and cash have been allocated to cost in excess of fair value of net assets acquired. During 2000, the Company paid additional consideration of approximately $2,595,000 in cash and issued 64,885 shares of $.01 par value common stock valued at approximately $454,000.

On August 1, 1999, the Company acquired the stock of Metracomp, Inc. ("Metracomp") located in Tampa, Florida. The purchase price, including acquisition costs, was $18,080,000 in cash. In connection with the acquisition of Metracomp, the Company recorded a liability in accordance with EITF 95-3, "Recognition of Liabilities in Connection with a Purchase Business Combination", of approximately $265,000 related to the merging of duplicate facilities and employee severance. The liability includes $200,000 for lease abandonment losses. During 2000, the Company vacated office space in Dallas, Texas, Tampa, Florida and Golden Valley, Minnesota and during 1999 vacated office space in Vienna, Virginia, New York, New York and Pittsburgh, Pennsylvania. The Company paid approximately $200,000 relating to the closing of these offices. The accrual represented an estimate of the cost of the office space during the period from the date the Company vacates to the date of the end of the lease or sublease. The liability also included $65,000 for employee severance arrangements which were paid through December 31, 1999. The excess of cost over the net assets acquired amounted to approximately $12,345,000.

On March 1, 2000, the Company acquired certain assets and assumed certain liabilities of the independent medical examination division of Baseline Medical, Inc. ("Baseline") located in New York, New York. The purchase price, including acquisition costs, was $295,000 in cash. The excess of cost over the net assets acquired amounted to $295,000.

During May 1999, the Company purchased 8% of the common stock of Claim Resolution Technologies, Inc. ("CRT"), located in Needham, Massachusetts for $448,460, including acquisition costs of $48,460. On December 27, 2000, the Company acquired substantially all of the assets and assumed certain liabilities of CRT. CRT is engaged in the business of providing expert systems and associated services to facilitate the handling of claims by property and casualty insurers in an efficient and cost effective manner. The purchase price, including acquisition costs, was $100,000 in cash plus 174,603 shares of $.01 par value common stock, valued at approximately $1,222,000. The excess of cost over the net assets acquired amounted to approximately $1,397,000.

These acquisitions have been accounted for by the purchase method and the results of operations of the acquired businesses are included in the accompanying combined statements of income from the dates of acquisition.

10.  Litigation

The Company is a party to litigation which arises in the ordinary course of business. The Company believes that these actions will not have a material adverse effect on the Company's financial position or results of operations.

11.  Government Regulation

The health-care industry is highly regulated by numerous laws, regulations, approvals and licensing requirements at the federal, state and local levels. Regulatory authorities have very broad discretion to interpret and enforce these laws and promulgate corresponding regulation. The Company believes that its operations under agreements pursuant to which it is currently providing services are in material compliance with these laws and regulations. However, there can be no assurance that a court or regulatory authority will not determine that the Company's operations violate applicable laws or regulations. If the Company's interpretation of the relevant laws and regulations is inaccurate, the Company's business and its prospects could be materially and adversely affected. The following are among the laws and regulations that affect the Company's operations and development activities: corporate practice of medicine; fee splitting; anti-referral laws; anti-kickback laws; certificates of need; No-Fault insurance; workers' compensation; and proposed health care reform legislation.